UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2022

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-39144 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 South Meridian Boulevard Englewood, Colorado (Address of principal executive offices)		80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	DISH	The Nasdaq Stock Market L.L.C.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2022, DISH Network Corporation (the “Company”) entered into a secured indenture (the “Indenture”), among the Company, the guarantors named on the signature page thereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), relating to the Company’s issuance of $2.0 billion aggregate principal amount of its 11.750% Senior Secured Notes due 2027 (the “Notes”) at an issue price of 98.171% of the principal amount of the Notes. A copy of the Indenture is attached hereto as Exhibit 4.1, and incorporated herein by reference. For a description of the material terms of the Indenture and the Notes, see the information set forth below under Item 2.03, which is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 15, 2022, the Company issued $2.0 billion aggregate principal amount of the Notes pursuant to the Indenture at an issue price of 98.171% of the principal amount of the Notes. The Notes were sold in a private placement to (1) persons reasonably believed to be “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (2) outside the United States to persons who are not “U.S. persons” (as defined in Rule 902 of Regulation S under the Securities Act) in compliance with Regulation S under the Securities Act.

The net proceeds from the offering will be used for general corporate purposes, including buildout of wireless infrastructure.

The Notes bear interest at a rate of 11.750% per annum and mature on November 15, 2027. Interest on the Notes will be payable semi-annually on May 15 and November 15 of each year, commencing May 15, 2023, to the holders of record of such Notes at the close of business on May 1 and November 1, respectively, preceding such interest payment date. The Notes are the Company’s senior unsecured obligations and are guaranteed by certain of the Company’s restricted subsidiaries on a senior secured basis (the “Secured Guarantors”) and certain other material subsidiaries (the “Unsecured Guarantors”). Pursuant to the Security Agreement, dated as of November 15, 2022 (the “Security Agreement”), among the Secured Guarantors and the Collateral Agent, the Notes and the guarantees of the Secured Guarantors are secured on a first priority basis by security interests granted to the Collateral Agent, in favor of the secured parties, in the collateral, which consists primarily of interests in wireless spectrum licenses within the 600 MHz band (the “Spectrum Collateral”) owned by one of the Secured Guarantors and any additional subsidiaries of the Company that may be added as guarantors from time to time (the “Spectrum Collateral Guarantor(s)”) and equity interests in the Spectrum Collateral Guarantor(s) and DISH DBS Corporation. The Notes and the guarantees will rank (i) equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness, (ii) senior in right of payment to any of the Company’s and the Guarantors’ subordinated indebtedness, (iii) effectively senior to any of the Secured Guarantors’ unsecured indebtedness and indebtedness secured by junior liens on the collateral to the extent of the value of the collateral and (iv) effectively junior to all the existing and future obligations of any of the Company’s subsidiaries that are not Guarantors. The Notes will rank effectively junior to the obligations of the Company and the obligations of the Guarantors that are secured by assets that do not constitute collateral to the extent of the value of such assets. The guarantees of the Notes will rank effectively senior to any existing and future obligations of the Company that are not guaranteed by such Guarantor to the extent of the value of the guarantee.

The Indenture contains covenants that will limit the Company’s ability and, in certain instances, the ability of certain of the Company’s subsidiaries, to, among other things: (i) incur additional debt; (ii) pay dividends or make distributions on the Company’s capital stock or repurchase the Company’s capital stock; (iii) make certain investments of Spectrum Collateral; (iv) create liens or enter into sale and leaseback transactions; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets. These covenants are subject to a number of important limitations and exceptions and in many circumstances may not meaningfully restrict our ability to take any of the foregoing actions.

The Company may redeem the Notes, in whole or in part, at any time prior to May 15, 2025 at a redemption price equal to 100% of their principal amount plus a “make-whole” premium calculated under the Indenture, together with accrued and unpaid interest, if any, to the redemption date. At any time on or after May 15, 2025, the Company may redeem the Notes, in whole at any time or in part from time to time, at the redemption prices specified in the Indenture, together with accrued and unpaid interest, if any, to the redemption date. The Company may also redeem up to 40% of the Notes prior to May 15, 2025, at a redemption price equal to 111.750% of the principal amount of the Notes redeemed, together with accrued and unpaid interest to such redemption date, with the net cash proceeds from certain equity offerings or capital contributions (subject to certain limitations).

The offering closed prior to the completion of an initial appraisal of the Spectrum Collateral by an independent appraiser (the “Initial Appraisal”). Pursuant to the Indenture, the Company is required to obtain the Initial Appraisal within 120 days following the issue date of the Notes. The Company will also be required to obtain a second appraisal of the Spectrum Collateral (a “Second Appraisal”) within 120 days of the date on which wireless spectrum licenses that form part of the Spectrum Collateral accounting for more than 10% of the aggregate MHz-POPs of all such licenses constituting the Spectrum Collateral are forfeited to the Federal Communications Commission as a result of the Company’s failure to meet its buildout milestones with respect to such forfeited licenses. If the Company fails to deliver the Initial Appraisal or a Second Appraisal, as applicable, within 120 days following the issue date of the Notes or the date of forfeiture, respectively, then the Company will be required to redeem all of the Notes at a redemption price equal to 102% of their principal amount, plus accrued and unpaid interest to, but excluding, the redemption date.

If the loan-to-value ratio with respect to the Spectrum Collateral as of the date of the Initial Appraisal or the Second Appraisal, as applicable, is greater than 0.35 to 1.00, then within 60 days following the date of the delivery of the Initial Appraisal, or within 90 days following the date of the delivery of the Second Appraisal, as applicable, the Company will be required to add additional Spectrum Collateral Guarantors and/or pledge (or cause to be pledged) cash or interests in additional wireless spectrum licenses as Spectrum Collateral to comply with the required loan-to-value ratio of 0.35 to 1.00. If the Company fails to add such additional Spectrum Collateral and/or pledge (or cause to be pledged) cash or interests in additional wireless spectrum licenses, the Company will be required to redeem an amount of Notes such that immediately after giving effect to such redemption, the loan-to-value ratio shall not be greater than 0.35 to 1.00 at a redemption price equal to 102% of their principal amount, plus accrued and unpaid interest to, but excluding, the redemption date.

The Indenture provides for customary events of default, including: nonpayment, breach of the covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If any event of default occurs and is continuing under the Indenture, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes issued pursuant to the Indenture may declare all the Notes issued pursuant to the Indenture to be due and payable immediately, together with interest, if any, accrued thereon.

The description set forth above is qualified in its entirety by the Indenture filed herewith as Exhibit 4.1.

A copy of the Security Agreement is attached hereto as Exhibit 4.2, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 4.1	Secured Indenture, relating to the Notes, dated as of November 15, 2022, among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as trustee and collateral agent.
Exhibit 4.2	Security Agreement, dated as of November 15, 2022, among the Secured Guarantors and U.S. Bank Trust Company, National Association, as collateral agent.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION

Date: November 15, 2022	By:	/s/ Timothy A. Messner
Timothy A. Messner
Executive Vice President and General Counsel